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                                                        EXHIBIT 16.1

November 29, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by Accenture Ltd (copy attached), which we understand will be filed with the Commission, pursuant to Item 9 of Form 10-K, as part of the Company's Annual Report on Form 10-K for the fiscal year ended August 31, 2001. We agree with the statements concerning our Firm in such Form 10-K.

Very truly yours,

/s/ PricewaterhouseCoopers LLP